UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2017 (December 12, 2017)

Prospect Capital Corporation
(Exact name of registrant as specified in its charter)

MARYLAND	814-00659	43-2048643
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10 East 40th Street, 42nd Floor, New York, New York 10016
(Address of principal executive offices, including zip code)

(212) 448-0702

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At 3:30 p.m. (Eastern Time) on December 12, 2017, Prospect Capital Corporation (the “Company”) held its Annual Meeting of Stockholders at the Company’s offices at 10 East 40th Street, 42nd Floor, New York, New York 10016 (the “Annual Meeting”).  At the Annual Meeting, the Company’s common stockholders voted on one proposal, which was approved.  The proposal is described in detail in the Company’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission (the ‘SEC”) on September 14, 2017.  As of September 14, 2017, the record date, 360,221,762 shares of common stock were eligible to vote, which included 25,468,412 shares owned by affiliates. The final voting results from the Annual Meeting were as follows:

Proposal 1.      The Company’s stockholders elected one director of the Company. William J. Gremp will serve as a Class I director until the annual meeting of stockholders of the Company in 2020 and until his successor is duly elected and qualifies or until his earlier resignation, removal from office, death or incapacity.  The director was re-elected pursuant to the voting results set forth below:

Name	For	Against	Abstained	Broker Non-Votes
William J. Gremp	184,698,719.00	16,512,362.00	6,201,908.00	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Prospect Capital Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prospect Capital Corporation

By:     /s/ John F. Barry III
Name: John F. Barry III
Title: Chief Executive Officer
Date:  December 14, 2017

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